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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Millennial Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MILLENNIAL MEDIA, INC.

2400 Boston Street, Suite 201
Baltimore, Maryland 21224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 11, 2013

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of MILLENNIAL MEDIA, INC., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, June 11, 2013 at 10:00 a.m. local time at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102 for the following purposes:

  1.
  To elect the two nominees for director named herein to hold office until the 2016 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 22, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on Tuesday, June 11, 2013 at 10:00 a.m. local time at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102.

The proxy statement and annual report to stockholders
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17552.

By Order of the Board of Directors
Ho Shin Secretary

Baltimore, Maryland
April 30, 2013

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MILLENNIAL MEDIA, INC.

2400 BOSTON STREET, SUITE 201
BALTIMORE, MARYLAND 21224

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2013

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors of Millennial Media, Inc. (sometimes referred to as the "Company" or "Millennial Media") is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        We intend to mail these proxy materials on or about May 6, 2013 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

        The meeting will be held on Monday, June 11, 2013 at 10:00 a.m. local time at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102. Directions to the annual meeting may be found at http://www.unionleague.org/directions-parking.php. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 22, 2013 will be entitled to vote at the annual meeting. On this record date, there were 79,726,385 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 22, 2013 your shares were registered directly in your name with Millennial Media's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank or Other Agent

        If on April 22, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of two directors to the Board of Directors (the "Board") to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified; and

  •
  Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. local time on June 10, 2013 to be counted.

  •
  To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. local time on June 10, 2013 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Millennial Media. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 22, 2013.

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the annual meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of both nominees for director and "For" the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or on the Internet.

  •
  You may send a timely written notice that you are revoking your proxy to Millennial Media's Secretary at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most recent proxy card or telephone or Internet proxy is the one that will be counted.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 7, 2014, to Millennial Media's Secretary at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224. If you wish to nominate an individual for election at, or bring business, other than through a stockholder proposal, before the 2014 Annual Meeting of Stockholders, you should deliver your notice to our Secretary at the address above between January 7, 2014 and February 6, 2014. Your notice to the Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock which you beneficially own.

        If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest you have in such business. If you propose to nominate an individual for election as a director, your notice shall also set forth, as to each person whom you propose to nominate for election as a director, the following: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our stock which are owned of record and beneficially owned by the person, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition and (v) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (including the person's written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee.

        For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on April 3, 2012.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes, and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The two nominees receiving the most "For" votes	Withheld votes will have no effect	None
2	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2013	"For" votes from the holders of a majority of shares present and entitled to vote	Against	None

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 79,726,385 shares outstanding and entitled to vote. Thus, the holders of 39,863,193 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

        The proxy statement and annual report to stockholders are available at: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17552.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has nine members. There are three directors in the class whose term of office expires in 2013. One of these directors, George Zachary, has not been nominated for re-election at the annual meeting, and his term will expire at the annual meeting. Additionally, one of the directors in the class whose term of office expires in 2014, Arun Gupta, has informed the Board of his intent to resign from the Board, effective as of the annual meeting. The Board intends to reduce the authorized number of directors from nine to seven, effective upon the end of the annual meeting.

        Both of the nominees listed below are currently directors of the Company who were previously elected by the stockholders. If elected at the annual meeting, both of these nominees would serve until the 2016 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite and encourage directors and nominees for director to attend the annual meeting. The Company elected directors by written consent of its stockholders during 2012 in lieu of an annual meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Proxies may not be voted for more than two directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Millennial Media. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2016 ANNUAL MEETING

Paul J. Palmieri, Age 42.

        Mr. Palmieri is a founder of the Company and has served as the Company's President and Chief Executive Officer and a member of the Board of Directors since the Company's inception in May 2006. Prior to co-founding the Company, from 2005 to 2006, Mr. Palmieri was a venture partner with Acta Wireless, an investment firm focused on companies in the telecommunications, internet and media sectors. From 2001 to 2005, Mr. Palmieri was executive director of data and multimedia services for Verizon Wireless. Earlier in his career, Mr. Palmieri held key management roles at Advertising.com, an online advertising company, as well as Tessco Technologies and American Personal Communications (now SprintNextel). Mr. Palmieri received a B.A. degree from Mount Saint Mary's College. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Palmieri's knowledge of the Company as the Company's founder and his prior industry experience with wireless and mobile technology, advertising and media companies allow him to make valuable contributions to the Board.

Wenda Harris Millard, Age 58.

        Ms. Millard has served as a director of the Company since May 2009. Since April 2009, she has served as president and chief operating officer of MediaLink LLC, a strategic advisory and business development firm that provides counsel to the media, advertising and entertainment industries. From July 2007 to April 2009, she served as president of media for Martha Stewart Living Omnimedia, Inc. and as co-chief executive officer from June 2008 to April 2009. From June 2004 to July 2007, she also served as a member of the board of directors of Martha Stewart Living Omnimedia. From 2001 to 2007, Ms. Millard was the chief sales officer of Yahoo! Inc. From 2000 to 2001, she was chief internet officer at Ziff Davis Media and president of Ziff Davis Internet. From 1996 to 2000, Ms. Millard was executive vice president and one of the founding members of DoubleClick. Ms. Millard currently serves on the board of directors of Verifone Systems, Inc., a publicly held provider of electronic payment solutions. Ms. Millard received a B.A. degree from Trinity College and an M.B.A. degree from Harvard Business School. The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Millard's broad experience in the media and digital advertising industries allow her to make valuable contributions to the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Robert P. Goodman, Age 52.

        Mr. Goodman has served as a director of the Company since June 2009. He is the founding partner of Bessemer Venture Partners' investment office in Larchmont, New York. Mr. Goodman is also a managing member of Deer Management Co. LLC, the management company for Bessemer Venture Partners' investment funds, including Bessemer Venture Partners VI L.P., Bessemer Venture Partners VI Institutional L.P. and Bessemer Venture Partners Co-Investment L.P. Prior to joining Bessemer in 1998, Mr. Goodman founded and served as the chief executive officer of two privately held telecommunications companies, Celcore and Boatphone, a group of cellular operating companies. Until December 2012, Mr. Goodman served as a member of the board of directors of Broadsoft, Inc., a publicly held technology company. Mr. Goodman also served as a member of the board of directors of BladeLogic, Inc. until March 2008 when BladeLogic was acquired by BMC Software, Inc. Mr. Goodman continues to serve as a member of the board of directors of several private Bessemer portfolio companies. Mr. Goodman received a B.A. degree from Brown University and an M.B.A. degree from Columbia University. The Board of Directors believes that Mr. Goodman's experience in working with entrepreneurial companies, and his particular familiarity with technology companies, allow him to make valuable contributions to the Board.

Patrick Kerins, Age 57.

        Mr. Kerins has served as a director of the Company since November 2009. Since 2006, Mr. Kerins has been a general partner with New Enterprise Associates, Inc., a venture capital firm. From 1997 to 2006, he was general partner of Grotech Capital Group, a venture capital firm. Prior to Grotech, Mr. Kerins was an investment banker with Alex. Brown & Sons, focusing on high-technology companies. Mr. Kerins currently serves on the boards of directors of a number of privately held portfolio companies of New Enterprise Associates and is chairman emeritus of the Mid-Atlantic Venture Association. He received a B.S. degree from Villanova University and an M.B.A. degree from Harvard Business School. The Board of Directors believes that Mr. Kerins's broad investment experience in the information technology industry allow him to make valuable contributions to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Alan MacIntosh, Age 51.

        Mr. MacIntosh has served as a member of the Board of Directors since July 2006. In 2003, Mr. MacIntosh co-founded and has since served as managing partner of Acta Wireless, an investment firm focused on the wireless technology and telecommunications industries. He currently serves as general partner of Real Ventures, a Montreal-based venture fund. In 1997, Mr. MacIntosh co-founded GSM Capital, a global wireless venture fund, and served as senior partner until 2003. Mr. MacIntosh currently serves on the boards of directors of a number of privately held portfolio companies and is also a director of the Mobile Giving Foundation Canada and on the Board of Trustees of the McCord Museum. Mr. MacIntosh received a B.Sc. degree from Heriot-Watt University and an M.B.A. degree from INSEAD. The Board of Directors believes that Mr. MacIntosh's extensive international experience working with innovative technology-related businesses allow him to make valuable contributions to the Board.

John D. Markley, Jr., Age 47.

        Mr. Markley has served as a director of the Company since July 2006. Mr. Markley has served as Managing Director of Bear Creek Capital Management, an investment firm focused on public and private companies in the communications, media and technology industries, since 2009. From 1996 to 2009, Mr. Markley was a partner at Columbia Capital, a venture capital firm. Prior to Columbia Capital, Mr. Markley was at the Federal Communications Commission, where he developed U.S. government spectrum policy, and with Kidder, Peabody, an investment firm. Mr. Markley is currently a director and audit committee member of Charter Communications, Inc. and Broadsoft, Inc., both publicly traded companies. Mr. Markley received a B.A. degree from Washington & Lee University and an M.B.A. degree from Harvard Business School. The Board of Directors believes that Mr. Markley's experience in working with entrepreneurial companies, his particular familiarity with technology companies, his finance experience and his significant knowledge of the Company allow him to make valuable contributions to the Board.

James A. Tholen, Age 54.

        Mr. Tholen has served as a director of the Company since May 2011. He has served as the chief financial officer of Broadsoft, Inc., a publicly held technology company, since July 2007. Between January 2006 and July 2007, Mr. Tholen was engaged in consulting, advisory and investing activities. From January 2003 to January 2006, Mr. Tholen served as both chief financial officer and chief operating officer at Network Security Technologies, Inc., or NetSec, a managed and professional security services company acquired by MCI, Inc., now part of Verizon. Prior to joining NetSec, he served as chief strategy officer and chief financial officer for CareerBuilder, Inc. and was a member of that company's board of directors. Mr. Tholen received a B.S. degree from Davidson College and an M.B.A. degree from Yale University. The Board of Directors believes that Mr. Tholen's industry and finance experience with technology companies, and his particular experience as chief financial officer of a public company, allow him to make valuable contributions to the Board.

BOARD OF DIRECTORS AND COMMITTEES

DIRECTOR INDEPENDENCE

        As required under listing rules of the NYSE, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of

"independent," including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

        In April 2013, the Board undertook a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, and based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, the Board has affirmatively determined that Ms. Millard and Messrs. Kerins, Goodman, Zachary, Markley, MacIntosh, Tholen and Gupta, representing eight of our nine directors, are independent directors as defined under the listing requirements and rules of the NYSE and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Palmieri, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

        The Board is currently chaired by the President and Chief Executive Officer of the Company, Mr. Palmieri. The Company does not have a lead independent director.

        The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure that the Board and management act with a common purpose. In the Company's view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company's ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with the Company's Chief Executive Officer) as compared to a relatively less informed independent Chairman.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our outsourced internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees' respective areas of oversight. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met 11 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for the year ended December 31, 2012 for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Paul Palmieri
Robert Goodman			X
Arun Gupta					X
Patrick Kerins			X	*
Alan MacIntosh	X				X	*
Jay Markley	X
Wenda Harris Millard			X	(1)
James Tholen	X	*
George Zachary					X
Total meetings in fiscal year ended December 31, 2012	14		4		0

*
Committee Chairperson

(1)
Ms. Millard resigned from the Compensation Committee in October 2012.

        Below is a description of each of these committees of the Board of Directors.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee consists of three directors, Messrs. Tholen, MacIntosh and Markley, and the Board has determined that each of them satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Mr. Tholen is the chairman of the Audit Committee and the Board has determined that Mr. Tholen is an "audit committee financial expert" as defined by SEC rules and regulations. The Board made a qualitative assessment of Mr. Tholen's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public reporting company. The Audit Committee met 14 times during the fiscal year ended December 31, 2012.

        The principal duties and responsibilities of the Audit Committee include:

  •
  appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit the Company's consolidated financial statements, overseeing the independent auditor's work and determining the independent auditor's compensation;

  •
  approving in advance all audit services and non-audit services to be provided to the Company by the Company's independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing and discussing with management and the Company's independent auditor the results of the annual audit and the independent auditor's review of the Company's quarterly consolidated financial statements; and

  •
  conferring with management and the Company's independent auditor about the scope, adequacy and effectiveness of the Company's internal accounting controls, the objectivity of the Company's financial reporting and the Company's accounting policies and practices.

        A copy of the charter of the Audit Committee can be located on the Company's corporate website at www.millennialmedia.com.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Mr. James A. Tholen Mr. Alan MacIntosh Mr. John D. Markley, Jr.

Compensation Committee

        The Compensation Committee reviews and determines the compensation of all the Company's executive officers. The Compensation Committee consists of two directors, Messrs. Kerins and Goodman. Each of Messrs. Kerins and Goodman is a non-employee member of the Board, as defined in Rule 16b-3 under the Exchange Act, and an outside director, as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Mr. Kerins is the chairman of the Compensation Committee. The Board has determined that the composition of the Compensation

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Committee satisfies the applicable independence requirements under, and the functioning of the Compensation Committee complies with the applicable requirements of, the NYSE listing rules and SEC rules and regulations. Until October 2012, Ms. Millard served on the committee, and the Compensation Committee had a performance compensation subcommittee, consisting of Messrs. Kerins and Goodman, to which it has delegated the responsibility for approving transactions between us and our officers and directors that were within the scope of Rule 16b-3 and compensation that was intended to be "performance-based compensation" within the scope of Section 162(m) of the Code. The Compensation Committee met four times during the fiscal year ended December 31, 2012.

        The principal duties and responsibilities of the Compensation Committee include:

  •
  establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of the Company's chief executive officer, evaluating the performance of the Company's chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

  •
  setting the compensation of the Company's other executive officers, based in part on recommendations of the chief executive officer;

  •
  exercising administrative authority under the Company's equity incentive plans and employee benefit plans;

  •
  establishing policies and making recommendations to the Board regarding director compensation; and

  •
  if and to the extent required, preparing a compensation committee report on executive compensation as required by the SEC to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

        Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets in executive session from time to time as necessary. Members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        In preparation for our initial public offering in 2012, our Compensation Committee retained Connell & Partners, a national compensation consulting firm, to provide executive compensation advisory services. Specifically, we engaged Connell to:

  •
  suggest a peer company group composed of public companies with revenues, market capitalization and employee populations comparable to us;

  •
  conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive team against compensation for similarly situated executives at our peer group companies; and

  •
  conduct an assessment of our director compensation and make recommendations relating to changes in our non-employee director compensation program.

        Our management did not have the ability to direct Connell's work, and Connell was not present at the deliberations of our compensation committee.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies considered to be comparable to the Company.

        A copy of the charter of the Compensation Committee can be located at the Company's corporate website at www.millennialmedia.com.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of three directors, Messrs. MacIntosh, Gupta and Zachary. Mr. MacIntosh is the chairman of the Nominating and Corporate Governance Committee. The Board has determined that the composition of the Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of the Nominating and Corporate Governance Committee complies with the applicable requirements of, NYSE listing requirements and SEC rules and regulations. The Nominating and Corporate Governance Committee did not hold any meetings during the fiscal year ended December 31, 2012. As described elsewhere in this proxy statement, Mr. Zachary's term as a director will end as of the annual meeting, and Mr. Gupta has notified the Board of his intent to resign from the Board effective as of the annual meeting. The Company currently anticipates that Mr. Tholen and Ms. Millard will be appointed to the Nominating and Corporate Governance Committee to fill the vacancies created by the resignations of Messrs. Gupta and Zachary.

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  assessing the need for new directors and identifying individuals qualified to become directors;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  assessing individual director performance, participation and qualifications;

  •
  developing and recommending to the Board corporate governance principles;

  •
  monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

  •
  overseeing an annual evaluation of the Board's performance.

        A copy of the charter of the Nominating and Corporate Governance Committee can be located at the Company's corporate website at www.millennialmedia.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for purposes of the NYSE listing standards. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Millennial Media, Inc., at the following address: 2400 Boston Street, Suite 201, Baltimore, MD 21224, Attn: Secretary. If a stockholder wishes the Committee to consider a director candidate for nomination at an annual meeting of the Company's stockholders, then the recommendation must be provided at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company's proxy statement for the preceding year's annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed candidate, a description of the proposed candidate's business experience for at least the previous five years, complete biographical information for the proposed candidate, and a description of the proposed candidate's qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or such director c/o Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, MD 21224, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

        These communications will be reviewed by the Secretary of the Company, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with the Company's Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

        Any interested person may, however, communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Millennial Media, Inc. at 2400 Boston Street, Suite 201, Baltimore, MD 21224. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chairman of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF ETHICS

        The Company has adopted the Millennial Media Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at www.millennialmedia.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

        In 2012, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the NYSE listing standards and Securities and Exchange Commission ("SEC") rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.millennialmedia.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has served as the Company's independent registered public accounting firm since its audit of the Company's financial statements as of and for the year ended December 31, 2010. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table represents aggregate fees billed to the Company for the years ended December 31, 2011 and December 31, 2012 by Ernst & Young LLP, the Company's principal accountant.

	Year Ended December 31,
	2012	2011
	(in thousands)
Audit Fees	$838	$727
Tax Fees(1)	141	152

Total Fees	$979	$879

(1)
Tax fees include services related to the preparation or review of the U.S. federal, state and local tax returns, tax returns in overseas countries in which we do business, and other advisory and professional services.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

        All services and fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, Ernst & Young, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, including the Chairman of the Audit Committee, but any pre-approval decisions made pursuant to a delegation must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following sets forth certain information with respect to our executive officers who are not directors as of April 30, 2013:

Michael Avon, Age 39.

        Mr. Avon has served as our Executive Vice President and Chief Financial Officer since November 2009. From 2005 until joining our company, Mr. Avon was a principal at Columbia Capital, a venture capital firm focused on companies in the digital media and wireless industries. During his time at Columbia, Mr. Avon co-led that firm's investment in our company and served as an observer to our board of directors from 2006 to 2009. From 2002 to 2005, Mr. Avon was a venture capitalist with Toucan Capital, an investment firm focused on early-stage companies. From 2000 to 2002, Mr. Avon was director of business development at FOLIOfn, a financial consumer internet company. He began his career as a corporate finance and transactional attorney with the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Mr. Avon received his B.A. and J.D. degrees from the University of Virginia.

Mollie Spilman, Age 45.

        Ms. Spilman has served as our Executive Vice President, Global Sales and Marketing, since April 2013 and previously served as our Executive Vice President, North America and Chief Marketing Officer from October 2012 to April 2013. From January 2010 to September 2012, she was with Yahoo! Inc., where she served as Head of Marketing for the Americas until April 2012 and Senior Vice President beginning in April 2012 until her promotion to Chief Marketing Officer in May 2012. Prior to Yahoo!, Ms. Spilman served as President of Three Stage Media, Inc., an event marketing company, beginning in July 2008 and as its Chief Executive Officer from December 2008 to January 2010. From April 2007 to June 2008, she served as Chief Executive Officer of Videology, Inc., formerly known as TidalTV, an online video advertising platform company. From 2002 to 2007, she served in a number of marketing roles with Advertising.com and AOL, including chief sales and marketing officer. From 2001 to 2002, Ms. Spilman served as National Director of Ad Sales Marketing for Discovery Communications, and from 1999 to 2001, she served as Vice President of Affiliate Sales at Phase2Media. Ms. Spilman began her career in marketing and sales development roles with People and Better Homes and Gardens magazines. Ms. Spilman received a B.A. degree from Trinity College.

Ho Shin, Age 44.

        Mr. Shin has served as our General Counsel and Chief Privacy Officer since February 2011. From November 2008 to January 2011, Mr. Shin served as general counsel of Octagon Athletes and Personalities, an athlete representation, sports marketing and event marketing company. From January 2000 to July 2008, Mr. Shin served in several legal and business roles with Advertising.com and AOL, including as general counsel of Advertising.com beginning in 2006. He began his legal career with the law firm of Arnold & Porter LLP and later served as a trial attorney with the U.S. Department of Justice. Mr. Shin received a B.S. degree from the University of Maryland and a J.D. degree from Georgetown University.

Matt Gillis, Age 40.

        Mr. Gillis has served as our Executive Vice President, Global Product and Platform, since April 2013, and previously served as our Senior Vice President of Global Monetization Solutions since August 2011 and as our Senior Vice President of Business Development from August 2010 to August 2011. Before joining our company, from 2006 to August 2010, Mr. Gillis served as Executive Vice President of Publishing for Capcom Interactive, a mobile video game company, and from 2005 to 2006 he was Vice President of Business Development for Cosmic Infinity, a mobile video game developer, until its acquisition by Capcom Interactive. Earlier in his career, Mr. Gillis held managerial positions with Verizon Wireless and Bell Mobility. He received a B.A. degree from Wilfrid Laurier University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 19, 2013 by: (i) each director and nominee for director; (ii) each of the executive officers and former executive officers named in the Summary Compensation Table; (iii) all currently serving executive officers and directors of the Company, as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

        The percentage ownership information shown in the table is based upon 79,458,601 shares of common stock outstanding as of March 19, 2013.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 18, 2013, which is 60 days after March 19, 2013. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Principal Stockholders:
Entities affiliated with Columbia Capital(1)	11,297,902	14.2%
Entities affiliated with Bessemer Venture Partners(2)	8,611,244	10.8
Entities affiliated with New Enterprise Associates, Inc.(3)	8,224,752	10.4
Entities affiliated with Charles River Ventures(4)	7,644,146	9.6
Named Executive Officers and Directors:
Paul Palmieri(5)	5,579,728	7.0
Chris Brandenburg(6)	4,464,134	5.6
Michael Avon(7)	472,721	*
Stephen Root(8)	1,558,005	1.9
Mollie Spilman	20,534	*
Wenda Harris Millard(9)	436,845	*
Patrick Kerins(3)	8,196,614	10.3
Jay Markley(10)	422,927	*
Alan MacIntosh(11)	1,048,549	1.3
Robert Goodman(12)	9,124,389	11.5
George Zachary(13)	7,646,182	9.6
James Tholen(9)	92,675	*
Arun Gupta(1)	—	—
All current executive officers and directors as a group (13 persons)(14)	33,113,110	41.1

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 9,988,544 shares of common stock held of record by Columbia Capital Equity Partners IV (QP), L.P.; (ii) 1,228,961 shares of common stock held of record by Columbia Capital Equity Partners IV (QPCO), L.P.; and (iii) 80,397 shares of common stock held of record by Columbia Capital Employee Investors IV, L.P. Columbia Capital Equity Partners IV, L.P. is the general partner of Columbia Capital Equity Partners IV (QP) and Columbia Capital Equity Partners IV (QPCO), L.P. Columbia Capital IV, LLC is the general partner of Columbia Capital Equity Partners IV, L.P. and Columbia Capital Employee Investors IV, L.P. Columbia Capital IV, LLC has sole voting and investment power over the shares held directly and indirectly by the entities of which it is the general partner as described above. James B. Fleming, Jr., Harry F. Hopper III and R. Phillip Herget, III control Columbia Capital IV, LLC. As a result, Messrs. Fleming, Hopper and Herget exercise voting and investment control over all the shares held by Columbia Capital Equity Partners IV (QP), L.P., Columbia Capital Equity Partners IV (QPCO), L.P. and Columbia Capital Employee Investors IV, L.P. and may be deemed to have beneficial ownership over all those shares. Arun Gupta, one of our directors, is a partner of entities affiliated with Columbia Capital, but he does not have beneficial ownership over the shares held by Columbia Capital Equity Partners IV (QP), L.P., Columbia Capital Equity Partners IV (QPCO), L.P. or Columbia Capital Employee Investors IV, L.P. The address for these entities is 201 North Union Street, Suite 301, Alexandria, VA 22314.

(2)
Consists of (i) 6,054,696 shares of common stock held of record by Bessemer Venture Partners VI L.P.; (ii) 2,449,973 shares of common stock held of record by Bessemer Venture Partners Co-Investment L.P.; and (iii) 106,575 shares of common stock held of record by Bessemer Venture Partners VI Institutional L.P. Deer VI & Co. LLC is the general partner of each of Bessemer Venture Partners VI L.P., Bessemer Venture Partners Co-Investment L.P. and Bessemer Venture Partners VI Institutional L.P. (collectively referred to as the "Bessemer Venture Partners Entities"). David J. Cowan, J. Edmund Colloton, Robert P. Goodman (a member of our board of directors), Jeremy S. Levine and Robert M. Stavis are the executive managers of Deer VI & Co. LLC and share voting and dispositive power of the shares held by the Bessemer Venture Partners Entities, and each disclaims beneficial ownership of the shares identified in this footnote except to the extent of his respective proportionate pecuniary interest in such shares. The address for these entities is 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(3)
Consists of 8,196,614 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA13") and 28,138 shares of common stock held of record by NEA Ventures 2009, L.P. ("Ven 2009"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD"), the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual Directors (collectively, the "Directors") of NEA 13 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins (a member of our board of directors), Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. The shares directly held by Ven 2009 are indirectly held by Karen P. Welsh, the general partner of Ven 2009. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares directly held by NEA 13. Karen P. Welsh, the general partner of Ven 2009, holds voting and dispositive power over the shares held by Ven 2009. Mr. Kerins does not have voting or dispositive power with respect to these shares. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(4)
Consists of 7,435,447 shares of common stock held of record by Charles River Partnership XIII, LP and 208,699 shares of common stock held of record by Charles River

  Friends XIII-A, LP. Charles River XIII GP, LP is the General Partner of Charles River Partnership XIII, LP, and Charles River XIII GP, LLC is the General Partner of both Charles River XIII GP, LP and Charles River Friends XIII-A, LP. The Managing Members of Charles River XIII GP, LLC are Izhar Armony, Jon Auerbach, Bruce I. Sachs, William P. Tai and George Zachary (a member of our board of directors), none of whom has sole voting and dispositive power with respect to such shares. The address of the entities affiliated with Charles River Ventures is One Broadway, 15th Floor, Cambridge, Massachusetts 02142.

(5)
Consists of 4,948,220 shares of common stock held directly by Mr. Palmieri and 616,433 shares of common stock held directly by The Paul Palmieri 2010 Grantor Retained Annuity Trust. Also includes 5,075 restricted stock units that were scheduled to vest within 60 days of March 19, 2013 and 10,000 shares of common stock underlying options that were vested and exercisable within 60 days of March 19, 2013.

(6)
Consists of 3,843,986 shares of common stock held directly by Mr. Brandenburg and 607,648 shares of common stock held directly by The John Christopher Brandenburg 2010 Grantor Retained Annuity Trust. Also includes 2,500 restricted stock units that were scheduled to vest within 60 days of March 19, 2013 and 10,000 shares of common stock underlying options that were vested and exercisable within 60 days of March 19, 2013.

(7)
Consists of 13,199 shares of common stock held directly, 2,500 restricted stock units that were scheduled to vest within 60 days of March 19, 2013 and 457,022 shares of common stock underlying options that were vested and exercisable within 60 days of March 19, 2013.

(8)
Consists of 2,798 shares of common stock held directly, 2,500 restricted stock units that were scheduled to vest within 60 days of March 19, 2013 and 1,552,707 shares of common stock underlying options that were vested and exercisable within 60 days of March 19, 2013.

(9)
Consists solely of shares of common stock underlying options that were vested and exercisable within 60 days of March 19, 2013.

(10)
Consists of 376,588 shares of common stock held directly by Bear Creek Investors, LLC and 46,339 shares of common stock underlying options that were vested and exercisable within 60 days of March 19, 2013. Mr. Markley is a managing member of Bear Creek Investors, LLC and has sole voting and dispositive power of the shares held by that entity.

(11)
Consists of 983,991 shares of common stock held directly by Acta Wireless Capital, LLC and 64,558 shares of common stock underlying options held by Mr. MacIntosh that were vested and exercisable within 60 days of March 19, 2013. Mr. MacIntosh and Mr. Mark McDowell are the members of Acta Wireless Capital, LLC and share voting and dispositive power of the shares held by that entity. The principal business address of Acta Wireless Capital, LLC is 3201 Brassfield Road, Suite 300, Greensboro, NC 27410.

(12)
Consists of the shares held by the Bessemer Venture Partners Entities as described in footnote (2) above, as well as 513,145 shares of common stock held by NB Group, LLC, an entity for which Mr. Goodman serves as Managing Member, over which he has shared voting power and dispositive power with Jane Sarah Lipman.

(13)
Consists of the shares held by the entities affiliated with Charles River Ventures as described in footnote (4) above, as well as 2,036 shares of common stock held directly by Mr. Zachary.

(14)
Includes shares described in the notes above, as applicable, but excludes shares held by Messrs. Brandenburg and Root, who are no longer executive officers of the Company. Includes shares which certain executive officers and directors of Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options and restricted stock units, as follows: Mr. Palmieri, 15,075 shares; Mr. Avon, 459,522 shares; Ho Shin, 57,415 shares; Matt Gillis, 10,689 shares; Ms. Millard, 436,845 shares; Mr. Markley, 46,339 shares; Mr. MacIntosh, 64,558 shares; and Mr. Tholen, 92,675 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report reporting one transaction involving the award of restricted stock units was filed late for Andrew Jeanneret, the Company's principal accounting officer.

EXECUTIVE COMPENSATION

2012 SUMMARY COMPENSATION TABLE

        The following table shows, for the years ended December 31, 2012 and 2011, compensation awarded to or paid to, or earned by, the Company's Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2012 (collectively the "Named Executive Officers" or "NEOs").

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)		Stock Awards(3) ($)	Option Awards(4) ($)	All Other Compensation ($)		Total(5) ($)
Paul J. Palmieri,	2012	298,750	229,613		993,888	—	28,600	(7)	1,550,851
President and Chief Executive Officer(6)	2011	220,000	210,000		—	—	25,439	(7)	455,439
J. Christopher Brandenburg,	2012	232,250	135,648		489,600	—	—		857,498
Former Executive Vice President and Chief Technology Officer(8)	2011	209,000	150,480		—	—	—		359,480
Stephen T. Root,	2012	232,250	135,648		489,600	—	—		857,498
Former Chief Operating Officer(8)	2011	209,000	150,480		—	469,991	152,546	(9)	982,017
Michael B. Avon,	2012	232,250	135,648		714,591	—	—		1,082,489
Executive Vice President and Chief Financial Officer	2011	209,000	150,480		—	—	—		359,480
Mary Spilman,	2012	59,091	533,398	(11)	1,007,167	—	—		1,599,656
Executive Vice President, North America(10)

(1)
Amounts in this column reflect base salary for each of the NEOs, including any salary contributed by the NEO to our 401(k) plan. For the years ended December 31, 2012 and 2011, we did not make matching contributions on employee contributions to the 401(k) plan.

(2)
See "Narrative to Summary Compensation Table" below for additional information on our bonus program.

(3)
Amounts in this column represent the fair value, as of the date of grant, of restricted stock units, or RSUs, issued to the NEO during the indicated year that are subject to time-based vesting. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full.

(4)
Amounts in this column reflect the full grant date fair value for options granted during the indicated year, as measured pursuant to ASC Topic 718, as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. This column reflects the aggregate grant date fair values for all option awards granted during the fiscal year. Assumptions used in the calculation of these amounts are included in Note 10 to the Company's audited financial statements for the year ended December 31, 2012, included in the Company's 2012 Annual Report on Form 10-K filed with the SEC on February 20, 2013.

(5)
The dollar values in this column for each NEO represent the sum of all compensation referenced in the preceding columns.

(6)
Mr. Palmieri is also a member of our board of directors but does not receive any additional compensation in his capacity as a director.

(7)
For 2012 and 2011, the amount consists of $13,167 and $10,200, respectively, for the cost of secondary office space and $15,434 and $15,239, respectively, for costs associated with a business club relationship.

(8)
The employment of each of Mr. Brandenburg and Mr. Root terminated effective as of April 3, 2013.

(9)
Represents compensation income recognized by Mr. Root in connection with our repurchase of 300,761 shares of common stock from him in January 2011.

(10)
Ms. Spilman became an executive officer in October 2012 and therefore there is no compensation for 2011 to be reported.

(11)
Consists of a $500,000 signing bonus upon commencement of employment and a $33,398 discretionary cash bonus for service during 2012.

NARRATIVE TO SUMMARY COMPENSATION TABLE

        We review compensation annually for all employees, including our executives. We do not target a compensation among base salary, bonus or long-term incentives. Our compensation committee typically reviews and discusses management's proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, the compensation committee then determines, without management present, the compensation for each executive officer.

        Annual Base Salary.    In 2012, our compensation committee adjusted the base salaries of our NEOs, effective upon our initial public offering in March 2012, to be $325,000 for Mr. Palmieri and $240,000 for each of the other NEOs. Ms. Spilman's base salary of $240,000 became effective on October 2, 2012, her first day of employment, and was then increased to $400,000, effective on March 1, 2013. Mr. Avon's base salary was increased to $350,000 effective as of April 1, 2013.

        Annual Bonus.    In March 2012, our Chief Executive Officer presented to our compensation committee, and our compensation committee approved as presented, an employee cash bonus program for 2012, or our 2012 bonus program, for all of our bonus-eligible employees, including our executive officers. Our 2012 bonus program was designed to reward individual performance, as well as company-wide achievement of specified levels of GAAP revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA"). We believed that these metrics would be key measurements of our success in 2012 and would most directly influence stockholder value.

        In connection with adopting the 2012 bonus program, our Chief Executive Officer recommended, and our compensation committee approved as presented, the target bonus amount, expressed as a percentage of base salary, for each of our executives. For Mr. Palmieri, his target bonus was 75% of his base salary in effect at December 31, 2012, and for each of the other NEOs the target was 60% of his base salary in effect at December 31, 2012. In connection with Ms. Spilman's commencement of employment in October 2012, the compensation committee approved a target bonus of 60% of her base salary. Effective March 2013, the compensation committee increased Ms. Spilman's target bonus to 75% of her base salary, and effective April 2013, the compensation committee increased Mr. Avon's target bonus to 75% of his base salary.

        The 2012 bonus program, as applicable to the NEOs, operated as a pool. The pool would not have been funded unless we achieved approximately 90% of our revenue target, or a specified EBITDA level. At the minimum revenue and EBITDA achievement levels, the pool was to be funded at a 50% payout for these components; at the target achievement levels, the pool was to be funded at a 100% payout for these components; and at the maximum achievement levels, the pool was to be funded at a 150% payout for these components. The pool size scaled linearly between these points.

        In addition to revenue and EBITDA achievement, a portion of the bonus payout for each NEO other than the Chief Executive Officer was based upon individual performance metrics to be determined by the Chief Executive Officer in his sole discretion and approved by the Compensation Committee. In making his recommendation about the individual executive bonuses other than his own, our Chief Executive Officer reviews each executive's performance with respect to leadership, business leverage, results and teamwork. For leadership, he considers the executive's ability to inspire others to achieve our shared objectives and uphold our core values—mobility, agility, accountability, integrity, motivation and innovation. For business leverage, he considers the executive's productivity. For results, he considers the executive's span of control, scope of responsibility and overall contribution to achievement of our goals. For teamwork, he considers the executive's ability to cooperate and build relationships with others such that our overall executive team achieves its objectives. Our Chief Executive Officer's recommendations are generally based on his overall subjective assessment of the individual's performance, with no single factor being determinative in his recommendation.

        In the first quarter of 2013, our compensation committee reviewed our performance against our corporate performance metrics, determined the funding of the bonus pool and made final bonus determinations. Based on the considerations described above, our compensation committee determined that the pool would be funded, and bonuses would be paid out, at 94.2% of each NEO's target bonus for 2012. These amounts are also included in the 2012 Summary Compensation Table above. Ms. Spilman's bonus was prorated based upon her October 2012 employment commencement date.

        Equity Compensation.    Prior to our initial public offering in March 2012, we generally relied on stock options under our 2006 Equity Incentive Plan as the principal component of our equity compensation program. In connection with our initial public offering, we adopted a new 2012 Equity Incentive Plan and began using restricted stock units, or RSUs, to provide for long-term equity incentives to our executives. In March 2012, our compensation committee approved an RSU grant to Mr. Avon, our Chief Financial Officer, with a fair value of $225,000 that was effective upon the closing of our initial public offering. These RSUs vested in full six months after our initial public offering.

        In September 2012, our compensation committee approved the grant of RSUs to our NEOs in the amount of 81,200 RSUs to Mr. Palmieri and 40,000 to each of our other NEOs serving at that time. The shares underlying these restricted stock units vest over a period of four years, in equal quarterly installments beginning on November 15, 2012, subject to the executive's continuous service with us as of the applicable vesting date, and subject to accelerated vesting in specified circumstances.

        In November 2012, following the commencement of her employment with us, our Compensation Committee awarded Ms. Spilman 65,358 RSUs. One-half of the shares underlying these RSUs, or 32,679 shares, vested on January 2, 2013. Of the remaining 32,679 shares, one-third, or 10,893 shares, are scheduled to vest on October 2, 2013, with the remainder vesting in equal quarterly installments through October 2, 2015, subject to Ms. Spilman's continuous service with us as of the applicable vesting date, and subject to accelerated vesting in specified circumstances.

        In February 2013, the Compensation Committee approved the grant to Ms. Spilman of a stock option to purchase 500,000 shares of our common stock at an exercise price of $9.11 per share. The option vests over a four-year period, beginning on March 1, 2013, with 25% of the award vesting on March 1, 2014 and the remainder of the award vesting ratably thereafter until the award is fully vested on March 1, 2017, subject to Ms. Spilman's continuous employment through each vesting date, subject to accelerated vesting in specified circumstances.

        In April 2013, the Compensation Committee approved the grant to Mr. Avon of a stock option to purchase 500,000 shares of common stock at an exercise price of $7.11 per share. The option vests in monthly installments over four years, subject to accelerated vesting in specified circumstances. At the same time, the Compensation Committee also awarded RSUs to Mr. Avon and Ms. Spilman of 10,949 and 145,985 shares, respectively. Mr. Avon's grant will vest in full on December 31, 2013, subject to his continuous service with us as of the vesting date, and subject to accelerated vesting in specified circumstances. Ms. Spilman's grant will vest over four years, in equal quarterly installments beginning on July 1, 2013, subject to her continuous service with us as of the applicable vesting date, and subject to accelerated vesting in specified circumstances.

GRANTS OF PLAN-BASED AWARDS DURING 2012

        The following table provides information with regard to each time-based RSU award and each stock option award granted to each NEO under our equity incentive plans during 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(1) ($)
Mr. Palmieri	9/11/2012	81,200	993,888
Mr. Brandenburg	9/11/2012	40,000	489,600
Mr. Root	9/11/2012	40,000	489,600
Mr. Avon	4/3/2012	17,307	224,991
	9/11/2012	40,000	489,600
Ms. Spilman	11/7/2012	65,358	1,007,167

(1)
The grant date fair value of awards in this column reflects the fair value of such awards, excluding estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 10 to the Company's audited financial statements for the year ended December 31, 2012, included in the Company's 2012 Annual Report on Form 10-K filed with the SEC on February 20, 2013. For additional information regarding the vesting schedule for these RSUs, see the "Outstanding Equity Awards at End of 2012" table below.

OUTSTANDING EQUITY AWARDS AT END OF 2012

        The following table provides information about outstanding stock options and RSUs held by each of our NEOs at December 31, 2012.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Palmieri	9,375	625	(1)	0.736	3/30/19	76,125	(4)	953,846	(6)
Mr. Brandenburg	9,375	625	(1)	0.736	3/30/19	37,500	(4)	469,875	(6)
Mr. Root	52,000	—		0.042	11/14/16	37,500	(4)	469,875	(6)
	1,327,822	—		0.108	6/12/17	—
	42,187	2,813	(1)	0.736	3/30/19	—
	150,308	210,432	(2)	2.75	3/21/21	—
Mr. Avon	379,687	170,137	(3)	0.76	11/30/19	37,500	(4)	469,875	(6)
Ms. Spilman	—	—		—	—	65,358	(5)	818,936	(6)

(1)
This option vested with respect to 25% of the shares underlying the option on March 31, 2010, the first anniversary of the date of grant, with the remaining 75% vesting in 36 equal monthly installments thereafter through March 31, 2013.

(2)
This option vested with respect to 25% of the shares underlying this option on April 1, 2012, the first anniversary of the date of grant, with the remaining 75% vesting in 36 equal monthly installments thereafter through April 1, 2015.

(3)
This option vested with respect to 25% of the shares underlying this option on November 9, 2010, the first anniversary of the date of grant, with the remaining 75% vesting in 36 equal monthly installments thereafter through November 9, 2013.

(4)
These RSUs vest in 15 additional quarterly installments through August 15, 2016.

(5)
One-half of these shares, or 32,679 shares, vested on January 2, 2013. Of the remaining 32,679 shares, one-third, or 10,893 shares, are scheduled to vest on October 2, 2013, with the remainder vesting in equal quarterly installments through October 2, 2015.

(6)
Represents the market value of the unvested RSUs as of December 31, 2012, based on the closing trading price of our common stock of $12.53 per share, as quoted on the New York Stock Exchange on December 31, 2012.

STOCK OPTION EXERCISES AND STOCK VESTED DURING 2012

        The following table shows information regarding option exercises and stock awards that vested during 2012 with respect to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(1) ($)
Mr. Palmieri	—	—	5,075	(2)	66,736
Mr. Brandenburg	—	—	2,500	(2)	32,875
Mr. Root	593,797	7,847,949	2,500	(2)	32,875
Mr. Avon	192,590	2,425,844	19,807	(2)	284,692
Ms. Spilman	—	—	—		—

(1)
The value realized upon vesting was calculated by multiplying, as of each vesting date, the number of shares that vested on such date by the closing trading price of our common stock as quoted on the New York Stock Exchange on the vesting date.

(2)
In each case, we withheld shares to satisfy the NEO's tax withholding obligations in connection with the vesting and settlement of restricted stock units. The net number of shares received by each NEO was as follows: Mr. Palmieri, 3,383 shares; Mr. Brandenburg, 1,666 shares; Mr. Root, 1,411 shares; and Mr. Avon, 11,735 shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table shows information regarding our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,044,570	$2.55	2,216,785
Equity compensation plans not approved by security holders	—	—	—
Total	6,044,570		2,216,785

(1)
The calculation of the weighted-average exercise price of the outstanding options and rights excludes 444,549 shares included in column (a) that are issuable upon the vesting of RSUs, because the RSUs have no exercise price.

(2)
Pursuant to the terms of the Company's 2012 Equity Incentive Plan, an additional 3,008,951 shares were added to the number of available shares effective January 1, 2013.

Equity Incentive Plans

  2012 Equity Incentive Plan

        In March 2012, the Board adopted, and our stockholders approved, our 2012 Equity Incentive Plan (the "2012 Plan"), which became effective on March 28, 2012 upon the pricing of our initial public offering. The 2012 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, restricted stock awards, RSU awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. The 2012 Plan also provides for the grant of performance cash awards to our employees, consultants and directors.

        Authorized Shares.    The maximum number of shares of our common stock that may be issued under the 2012 Plan was initially 3,250,000 shares. As of December 31, 2012, we had granted options to purchase an aggregate of 561,250 shares of common stock and RSU awards covering 485,465 shares under the 2012 Plan. Stock options to purchase 13,500 shares previously granted had been forfeited, and 2,216,785 shares remained available for future grant as of December 31, 2012. The number of shares of our common stock reserved for issuance under the 2012 Plan will increase on January 1 of each year, for a period of ten years, from January 1, 2013 continuing through January 1, 2022, by the lesser of 3.8% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board prior to December 31 of the year immediately preceding the increase. Accordingly, on January 1, 2013 the number of shares of our common stock reserved for issuance under the 2012 Plan increased by 3,008,951 shares.

        Shares issued under the 2012 Plan may be authorized but unissued or reacquired shares of our common stock. Shares subject to stock awards granted under the 2012 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the 2012 Plan. Additionally, shares issued pursuant to stock awards under the 2012 Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the 2012 Plan.

        Administration.    The Board, or a duly authorized committee thereof, has the authority to administer our 2012 Plan. The Board has delegated its authority to administer our 2012 Plan to our Compensation Committee under the terms of the Compensation Committee's charter. The Board may also delegate to one or more of our officers the authority to (i) designate employees other than officers to receive specified stock awards, and (ii) determine the number of shares of our common stock to be subject to such stock awards. Subject to the terms of our 2012 Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under our 2012 Plan.

        The administrator has the power to modify outstanding awards under our 2012 Plan. Subject to the terms of our 2012 Plan, the administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

        Section 162(m) Limits.    No participant may be granted stock awards covering more than 2,000,000 shares of our common stock under our 2012 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. Additionally, no participant may be granted in a calendar year a performance stock award covering more than 2,000,000 shares of our common stock or a performance cash award having a maximum value in excess of $2,000,000 under our 2012 Plan. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

        Performance Awards.    Our 2012 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of specified pre-established performance goals during a designated performance period.

        Our Compensation Committee may establish performance goals by selecting from one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder's equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) employee retention; (30) stockholders' equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; and (38) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our board of directors.

        Our Compensation Committee may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the goals are established, our Compensation Committee will appropriately make adjustments in the method of calculating the attainment of the performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, our Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

        Corporate Transactions.    Our 2012 Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger, or similar transaction involving our company, the sale, lease or other disposition of all or substantially all of the assets of our company or the consolidated assets of our company and our subsidiaries, or a sale or disposition of at least 50% of the outstanding capital stock of our company, the administrator will determine how to treat each outstanding stock award. The administrator may:

  •
  arrange for the assumption, continuation or substitution of an stock award by a successor corporation;

  •
  arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

  •
  accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

  •
  arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us; or

  •
  cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award.

        The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of a stock award.

        Change in Control.    The administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.

        Plan Amendment or Termination.    The Board has the authority to amend, suspend, or terminate the 2012 Plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. No incentive stock options may be granted after March 2, 2022, the tenth anniversary of the date the Board adopted the 2012 Plan.

  2006 Equity Incentive Plan

        The Board adopted, and our stockholders approved, the 2006 Equity Incentive Plan (the "2006 Plan"), in July 2006. The 2006 Plan was most recently amended by the Board and approved by our stockholders in December 2010. Our 2006 Plan provided for the grant of incentive stock options to our employees and our affiliates' employees, and for the grant of nonstatutory stock options, stock bonuses and restricted stock awards to our employees, directors and consultants.

        As of December 31, 2012, options to purchase 5,052,271 shares of our common stock were outstanding under the 2006 Plan at a weighted average exercise price of $1.43 per share. Effective upon our initial public offering in March 2012, no further stock awards may be granted under the 2006 Plan, but all outstanding stock awards will continue to be governed by their existing terms.

        Administration.    The Board has delegated its authority to administer the 2006 Plan to our Compensation Committee under the terms of the compensation committee's charter. The administrator has the power to modify outstanding awards under the 2006 Plan. Subject to the terms of the 2006 Plan, the administrator has the authority to reduce the exercise price of any outstanding option under the 2006 Plan or cancel and re-grant any outstanding option in exchange for a new stock option covering the same or a different number of shares of our common stock, with the consent of any adversely affected participant.

        Corporate Transactions.    The 2006 Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger, or similar transaction involving our company, the sale, lease or other disposition of all or substantially all of the assets of our company or the consolidated assets of our company and our subsidiaries, or a sale or disposition of at least 90% of the outstanding capital stock of our company, the administrator will determine how to treat each outstanding stock award. The administrator may (i) arrange for the assumption, continuation or substitution of an stock award by a successor corporation and (ii) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation. If the successor corporation does not assume, continue or substitute any or all of such outstanding stock awards, (a) participants whose continuous service with us has not terminated prior to the effective time of the corporate transaction will have the opportunity to exercise the vested portion of their stock awards (if applicable) contingent upon the effectiveness of the corporate transaction and all such stock awards will terminate if not exercised prior to the effective time, and (b) reacquisition or repurchase rights held by us will lapse with respect to stock awards held by participants whose continuous service with us has not terminated prior to the effective time, contingent upon the effectiveness of the corporate transaction.

        Change in Control.    The administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.

POST-EMPLOYMENT COMPENSATION

Pension Benefits

        Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2012.

Nonqualified Deferred Compensation

        Our NEOs did not earn any nonqualified deferred compensation benefits from us during 2012.

POTENTIAL PAYMENTS AND ACCELERATION OF EQUITY UPON TERMINATION OR IN CONNECTION WITH A CHANGE IN CONTROL

  Severance Arrangements

        We have entered into employment agreements with each of our NEOs that contain severance provisions. These agreements provide that if the NEO is terminated by us without cause, and other than as a result of death or disability, or resigns for good reason, he or she will receive (i) continuation of base salary for six months, and (ii) payment of that portion of healthcare premiums that we were paying prior to the effective date of termination for up to six months, in each case subject to the NEO signing a general release of claims in favor of our company.

        For purposes of these agreements, the term "cause" means:

  •
  the NEO's conviction of, or plea of nolo contendere to, a felony involving fraud or moral turpitude;

  •
  the NEO's willful act or omission which results in material harm to our company;

  •
  the NEO's willful violation of any material company policy that has, prior to any alleged violation, been communicated in writing to the NEO and which results in material harm to our company;

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  the NEO's material breach of any written agreement between the NEO and us which results in material harm to our company; or

  •
  the NEO's continuing conduct that demonstrates gross unfitness to serve and which directly and immediately threatens us with material liability or to material disrepute.

        For purposes of these agreements, the term "good reason" means any of the following, without the NEO's consent:

  •
  a material diminution of the NEO's authority, responsibilities or duties, provided that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring company will not by itself result in a diminution of the NEO's responsibilities or duties;

  •
  a reduction in the NEO's base salary, unless such reduction is part of a general reduction or other concessionary arrangement affecting at least a majority of all senior executives of our company (as long as the reduction affecting the NEO is no greater, on a percentage basis, than the reduction affecting any other senior executive in such reduction or arrangement);

  •
  the relocation of our principal offices to a location outside the Baltimore, MD metropolitan area, or our requiring the NEO to be based anywhere other than our principal offices; or

  •
  a material breach of the employment agreement by us.

        Notwithstanding the foregoing, any actions we take to accommodate a disability of the NEO or pursuant to the Family and Medical Leave Act shall not be "good reason" for purposes of the agreement. Additionally, before the NEO may terminate employment for "good reason," the NEO must provide our board of directors with reasonable written notice, setting forth the reasons that the NEO believes exist that give rise to the "good reason," and we must fail to cure the alleged "good reason" within a specified time period after receipt of such notice.

        In April 2013, the employment of each of Mr. Brandenburg and Mr. Root terminated. Each of them is entitled to receive the benefits set forth above.

  Equity Awards

        In addition to the severance arrangements described above, each of our NEOs also holds unvested equity awards that, pursuant to the terms of the awards, would vest upon the occurrence of certain events.

  RSU Grants

        Each NEO then serving was granted an RSU award in September 2012. Under the terms of these grants, the RSU award will vest in full on the earlier of (i) the date we close a change in control, as defined in the 2012 Plan, provided that the NEO is still in continuous service to us on such date, and (ii) the date the NEO's continuous service with us is terminated either by us without cause (and other than as a result of death or disability) or as a result of the NEO's resignation for good reason. In connection with the termination of employment of Messrs. Brandenburg and Root, the vesting of their RSUs accelerated in full upon their termination in April 2013.

        In November 2012, Ms. Spilman received an RSU award in connection with the commencement of her employment. Under this RSU award, 50% of the then-unvested portion would accelerate upon a change in control, subject to Ms. Spilman's continuous service with us as of immediately prior to the closing of the change in control. In addition, 100% of the then-unvested portion of the RSU would accelerate in the event that Ms. Spilman is terminated by us without cause, or she resigns from her employment for good reason, in either case, within one month prior to, as of, or within 12 months after the date that such change in control has been consummated. Further, if Ms. Spilman is terminated without cause or if she resigns for good reason, but not within one month prior to or within 12 months following a change of control, Ms. Spilman will be entitled to acceleration of 50% of the then-unvested shares of stock under this RSU award.

  Unvested Stock Options—Michael Avon

        Mr. Avon currently holds a stock option to purchase 549,824 shares of our common stock, which was granted on December 1, 2009 and vests in monthly installments through November 2013. Under our employment agreement with Mr. Avon, if Mr. Avon is terminated by us without cause, and other than as a result of death or disability, or resigns for good reason, he would receive acceleration of vesting of the remaining shares under this option, subject to him signing a release of claims. Additionally, with respect to this stock option, Mr. Avon is entitled to acceleration of 100% of the then-unvested shares of stock subject to the option upon a change in control, except that the acquiring or successor entity in the change in control may elect, on or prior to the date of the change in control that 25% of the then-unvested shares, or any assets or property issued or issuable upon the exercise or conversion of such shares (the "Retention Amount"), may be placed into escrow and subject to forfeiture upon the earlier of the one-year anniversary of the closing of the change in control, or the last day upon which the unvested shares would otherwise have vested under the original vesting schedule of the option (such earlier date, the "Release Date"). If Mr. Avon remains employed by us or our successor entity from the closing of the change in control through the Release Date, the Retention Amount will be released from escrow and delivered to Mr. Avon on the Release Date. If Mr. Avon is terminated by us without cause or resigns for good reason prior to the Release Date, the Retention Amount will be released from escrow and delivered to Mr. Avon immediately on his termination date. If Mr. Avon's employment with us is terminated other than by us without cause or upon his resignation for good reason, the Retention Amount will be forfeited.

  Unvested Stock Options—Mollie Spilman

        Under the stock option grant notice for an option to purchase 500,000 shares of our common stock granted on February 26, 2013, Ms. Spilman is entitled to acceleration of vesting of 25% of the then-unvested portion upon a change in control and acceleration of vesting of 50% of the then-unvested portion in the event that Ms. Spilman is terminated by us without cause, or she resigns from her employment for good reason, in either case, within one month prior to, as of, or within 12 months after the date that such change in control has been consummated.

  Unvested Stock Options—Stephen Root

        Mr. Root holds an option to purchase 360,740 shares of our common stock granted on March 22, 2011, which is scheduled to vest in monthly installments through April 1, 2015. Concurrently with the termination of his employment in April 2013, Mr. Root entered into a consulting agreement with us pursuant to which Mr. Root will continue to provide consulting services to us for a period of one year. Mr. Root's 2011 option grant will continue to vest during the 12-month term of the consulting agreement. Mr. Root is also entitled to acceleration of 100% of the then-unvested shares of stock underlying the option upon a change in control, subject to specified conditions.

DIRECTOR COMPENSATION

        The following table shows for the fiscal year ended December 31, 2012 certain information with respect to the compensation of all non-employee directors of the Company that served during 2012. Paul Palmieri, our President and Chief Executive Officer, is also a director but does not receive any additional compensation for his services as a director. Mr. Palmieri's compensation as an executive officer is set forth above under "Executive Compensation—Summary Compensation Table for 2012."

DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2012

Name	Fees Earned or Paid in Cash ($)	Total ($)
Robert P. Goodman	—	—
Arun Gupta	—	—
Patrick J. Kerins	—	—
Alan MacIntosh	24,500	24,500
John D. Markley, Jr.	25,500	25,500
Wenda Harris Millard	15,000	15,000
James A. Tholen	25,500	25,500
George Zachary	—	—
(1)
The table below shows the aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2012:

Name	Aggregate Option Awards Outstanding (#)
Robert P. Goodman	—
Arun Gupta	—
Patrick J. Kerins	—
Alan MacIntosh	64,558
John D. Markley, Jr.	77,014
Wenda Harris Millard	436,845
James A. Tholen	154,026
George Zachary	—

Non-Employee Director Compensation

        During 2012, we paid meeting fees to our directors who are not employees or affiliated with our largest venture capital firm investors. We paid these independent directors, Ms. Millard and Messrs. Markley, MacIntosh and Tholen, $2,500 for each board meeting attended in person and $1,000 for each board meeting attended telephonically. We pay separate fees for committee meetings attended, unless the committee meeting is held in conjunction with a board meeting.

        In April 2013, we adopted a new non-employee director compensation policy, which was retroactively effective as of January 1, 2013. Under this policy, we stopped paying meeting fees to outside directors and began paying annual retainers. Under this new policy, we pay our non-employee directors an annual retainer of $25,000, to be paid in four equal quarterly installments on the last day of each calendar quarter. In addition, we pay the Chairman of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee an annual retainer of $20,000, $10,000, and $7,500, respectively, each to be paid in four equal quarterly installments on the last day of each calendar quarter. Other members of the Audit, Compensation, and Nominating and Corporate

Governance Committees are paid annual retainers of $10,000, $5,000, and $3,750, respectively, each to be paid in four equal quarterly installments on the last day of each calendar quarter.

        In addition to cash retainers, we will grant to each new director an RSU award under the 2013 Equity Incentive Plan equal to $200,000 divided by the closing price of our common stock on the date of grant. The RSU award will vest as to one-third of the underlying shares on the first anniversary of the date of grant, and the remaining two-thirds will vest in eight equal quarterly installments thereafter. For continuing directors, we will grant an RSU award on each January 1, beginning on January 1, 2014, provided that any new director will not receive this annual RSU grant until he or she has been serving as a director for 12 months prior to the January 1 annual RSU grant. This annual RSU grant will be for a total number of shares equal to $100,000 divided by the closing price of our common stock on the date of grant and will vest in four equal quarterly installments beginning three months after the date of grant.

        In April 2013, the compensation committee approved RSU awards to each of our current directors for their service in 2013. Each RSU award was for 14,599 shares, of which 25% was vested as of the date of grant, with the remainder vesting in three equal quarterly installments on July 1, 2013, October 1, 2013 and January 1, 2014, subject to the director's continuous service on the Board as of the applicable vesting date.

        Other than the cash meeting fees and option grants, directors are not entitled to receive any compensation in connection with their service on our board of directors, except for reimbursement of reasonable expenses incurred in connection with attending meetings of the board or committees thereof.

TRANSACTIONS WITH RELATED PARTIES

RELATED PERSON TRANSACTION POLICY

        In connection with our initial public offering in March 2012, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

        The following is a summary of transactions since January 1, 2012 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the "Executive Compensation" and "Director Compensation" sections of this proxy statement.

Consulting Arrangement with MediaLink

        We have entered into an agreement with Michael Kassan, the chief executive officer of MediaLink LLC, pursuant to which we are provided strategic advisory services. During the year ended December 31, 2012, we paid MediaLink $130,000 in the aggregate for these services. Wenda Harris Millard, a member of our board of directors, is the president of, and an owner of equity interests in, MediaLink.

Indemnification Agreements

        Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors.

Registration Rights

        We and some of our stockholders who held shares of our convertible preferred stock prior to our initial public offering, including investors affiliated with some of our directors, have entered into a third amended and restated investor rights agreement. This agreement provides those holders with customary demand and piggyback registration rights with respect to the shares of common stock currently held by them and that were issuable to them upon conversion of our convertible preferred stock in connection with our initial public offering.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Millennial Media stockholders will be "householding" the Company's proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of annual meeting materials, please notify your broker or Millennial Media. Direct your written request to Corporate Secretary, Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland 21224. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors Ho Shin Secretary

April 30, 2013

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2012 is available without charge upon written request to: Corporate Secretary, Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

0 14475 MILLENNIAL MEDIA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2013 The undersigned stockholder of Millennial Media, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Millennial Media, Inc. to be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102 on June 11, 2013, at 10:00 a.m., and hereby appoint Paul J. Palmieri and Michael B. Avon, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Millennial Media, Inc. Common Stock of the undersigned at such meeting and any postponments or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments). (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF MILLENNIAL MEDIA, INC. June 11, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17552 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two (2) directors to the Board of Directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified. O Paul J. Palmieri O Wenda Harris Millard 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 061113 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two (2) directors to the Board of Directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified. O Paul J. Palmieri O Wenda Harris Millard 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF MILLENNIAL MEDIA, INC. June 11, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230000000000000000 0 061113 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at are available at are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17552

QuickLinks

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
BOARD OF DIRECTORS AND COMMITTEES
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2012
TRANSACTIONS WITH RELATED PARTIES
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS